                                                                                                                 [BANK OF AMERICA LOGO]

August 23, 2004

Reporters May Contact:
Terry Francisco, Bank of America Corporation, 704.386.4343
Terry.h.francisco@bankofamerica.com

Bank of America prices $750 million in 10-year senior notes

CHARLOTTE - Bank of America Corporation today priced a global offering of $750 million in 6-year fixed-rate senior notes for sale in the United States and abroad.

The senior notes have a coupon interest rate of 4.25%, payable semi-annually on the 1st of April and October with the first interest payment on October 1, 2004. The notes mature on October 1, 2010.

These notes will be sold through underwriters led by Banc of America Securities LLC and include Barclays Capital; Bear, Stearns & Co. Inc.; Blaylock & Partners, L.P.; Goldman, Sachs & Co.; Guzman & Company; Ramirez & Co., Inc.; Siebert Capital Markets and The Williams Capital Group, L.P. Closing is scheduled for August 26, 2004.

The debt issue is part of a shelf registration for corporate debt and other securities previously declared effective by the Securities and Exchange Commission. Bank of America intends to list the notes on the Luxembourg Stock Exchange.

Proceeds from the issue will be used for general corporate purposes.

Bank of America stock (ticker: BAC) is listed on the New York, Pacific, and London exchanges and certain shares are listed on the Tokyo stock exchange.

www.bankofamerica.com/newsroom

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